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                                                            EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 1996, except as to Note 16 which is as of August 16, 1996, appearing on page 26 of The Registry, Inc.'s Annual Report on Form 10-K for the year ended June 29, 1996.



Price Waterhouse LLP
Boston, Massachusetts
December 10, 1996